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                                                                     EXHIBIT 4.9
                               PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 14th day of January, 2003, by and between the parties designated on SCHEDULE A hereto (collectively, the "SELLERS"), Capital Environmental Resource Inc., an Ontario (Canada) corporation ("PARENT"), and Omni Waste, Inc., a Delaware corporation ("BUYER"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Operating Agreement of OMNI WASTE OF OSCEOLA COUNTY LLC (f/k/a Oak Hammock Disposal Company LLC, the "COMPANY") dated November 22, 2000, as amended by an Amendment to the Articles of Organization and Operating Agreement dated as of March 31, 2001 (the "OPERATING AGREEMENT").

      WHEREAS, the Sellers own Membership Interests in the Company representing an aggregate of 76.5 Points and a Sharing Ratio of 76.5% (the "SUBJECT MEMBERSHIP INTERESTS");

      WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the Subject Membership Interests on the terms and conditions set forth herein;

      WHEREAS, concurrently with execution of this Agreement, Parent and Buyer are entering into that certain Purchase Agreement (the "OTHER MEMBER'S PURCHASE AGREEMENT"), by and between Parent, Buyer and Donald F. Moorehead, Jr. (the "OTHER MEMBER"), pursuant to the terms of which Buyer shall purchase from the Other Member and the Other Member shall sell to Buyer, all of the Other Member's Membership Interests in the Company on the terms set forth therein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 PURCHASE AND SALE

          1.1 PURCHASE AND SALE.

          (a) Upon the terms and subject to the conditions contained herein, and in reliance on the representations, warranties, covenants, terms and conditions of this Agreement, the Sellers shall sell, transfer and assign to Buyer the Subject Membership Interests free and clear of all Liens, and shall cause Buyer to be admitted as a Member of the Company with 76.5 Points and a Sharing Ratio of 76.5% (without giving effect to the transactions contemplated by the Other Member's Purchase Agreement), for an aggregate purchase price of fifty-seven million three hundred seventy-five United States dollars (US $57,375,000) (the "TOTAL CONSIDERATION"), payable PRO RATA to the Sellers based on the Sellers' respective Points as set forth on SCHEDULE A hereto. The Total Consideration shall be paid as follows: (i) $30,000,000 (evidenced by a promissory note executed by Buyer and Parent and delivered to Sellers at Closing) shall be paid to the Sellers on April 1, 2003 (PROVIDED that in the event the Closing has not occurred by such date due to the Sellers' failure to satisfy the conditions to Closing set forth in SECTIONS 4.1 or 4.11, such amount shall be paid to the Sellers on the Closing Date (as defined in SECTION 1.2 hereof)), and (ii) $27,375,000 (evidenced by a promissory note executed by Buyer and Parent and delivered to Sellers at Closing) shall be paid to the Sellers upon the earlier of January 1,


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2004 and such date as the construction of the Landfill Site (as hereinafter defined) is complete and the Landfill Site is open for commercial use. For purposes of this SECTION 1.1(a), the "LANDFILL SITE" means the Class 1 solid waste landfill site owned by the Company and located in Osceola County, Florida with 24,000,000 cubic yards of air space. Any portion of the Total Consideration paid in cash pursuant to this SECTION 1.1(a) shall be hereinafter referred to as the "CASH CONSIDERATION."

          (b) Each Seller shall, in its sole discretion, have the right to receive up to 25% of such Seller's PRO RATA portion of the Total Consideration in shares of Parent's Common Stock (the "STOCK CONSIDERATION"), upon delivery of a written election to Parent no later than five (5) days prior to the Closing Date, which Common Stock shall be valued at $4.00 per share for purposes of such calculation. The Stock Consideration (and stock certificates representing such Stock Consideration) shall be issued to any Seller electing to receive Stock Consideration from Parent pursuant to this SECTION 1.1(b) (each, an "ELECTING SELLER"), free and clear of any and all Liens, and shall be issued on the date on which the Cash Consideration in lieu of which the Stock Consideration is being paid; PROVIDED that the Stock Consideration shall be allocated to the Cash Consideration payable under Sections 1.1(a)(i) and 1.1(a)(ii) in proportion to the relative amounts payable under such Sections (such that, for example, if a Seller elects to receive 25% of his or its PRO RATA portion of the Total Consideration in the form of Stock Consideration, 25% of the Cash Consideration payable under Section 1.1(a)(i) shall be issued in the form of Stock Consideration on the date such Cash Consideration is payable under Section 1.1(a)(i) and 25% of the Cash Consideration payable under Section 1.1(a)(ii) shall be issued in the form of Stock Consideration on the date such Cash Consideration is payable under Section 1.1(a)(ii)).

          (c) Upon execution and delivery of this Agreement by Sellers, Parent shall pay on behalf of Buyer a deposit of five million United States dollars (US $5,000,000) (the "DEPOSIT") to the Sellers PRO RATA based on the Sellers' respective Points. If the Closing occurs, the Deposit shall be applied toward that portion of the Total Consideration payable by Buyer pursuant to SECTION 1.1(a)(ii) hereof. Upon any termination of this Agreement pursuant to SECTION 7.1(d) hereof, the Deposit shall be returned to Parent by the Sellers within five (5) business days after the effective date of termination. If this Agreement is terminated pursuant to SECTION 7.1(a), SECTION 7.1(b) or SECTION 7.1(c) hereof, the Deposit shall be considered non-refundable and shall be and remain the property of Sellers, free of any claim, right, title or interest of Buyer or Parent.

      1.2 CLOSING. The purchase and sale of the Shares (the "CLOSING") shall take place at 10:00 a.m. EDT on the next day after all of the conditions to closing set forth in SECTIONS 4 and 5 hereof have been satisfied or waived or such other date as the parties may mutually agree (the "CLOSING DATE") at the offices of McDermott, Will & Emery, 201 South Biscayne Boulevard, 22nd Floor, Miami, Florida 33131-4336. At the Closing, the Sellers shall deliver instruments evidencing the transfer of the Subject Membership Interests to Buyer in consideration of the delivery of the promissory notes evidencing the obligation by Buyer and Parent to pay the Cash Consideration in accordance with the terms and conditions set forth in Section 1.1 hereof.

SECTION 2 REPRESENTATIONS; WARRANTIES AND COVENANTS OF THE SELLERS

      Except as specifically set forth herein, Sellers do not make any other representations or warranties. The Sellers, jointly and severally, hereby represent and warrant to Buyer and Parent as of the date hereof:


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      2.1 ORGANIZATION. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified or registered to do business as a foreign limited liability company in Florida and, to the Sellers' Knowledge, in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect. The Company has the requisite power and authority to own and hold its properties and to carry on its business as presently conducted. Accurate and complete copies of the Articles of Organization and Operating Agreement of the Company and all amendments thereto (the "GOVERNING DOCUMENTS") have been furnished to Parent and/or its counsel and are attached hereto as EXHIBIT A. No Seller is, and to the Sellers' Knowledge, no other party to the Governing Documents is, in violation of any term or provision of the Governing Documents. The Company is not in violation of any term or provision of any agreement, instrument, judgment, decree or order by which it or its assets are bound.

      2.2 AUTHORIZATION AND NON-CONTRAVENTION.

          (a) Each Seller has all requisite power, authority and capacity to enter into this Agreement and each and every other agreement, certificate, instrument and document to be executed and delivered by such Seller hereunder and to perform such Seller's obligations hereunder and thereunder.

          (b) This Agreement and all documents executed pursuant hereto and the Operating Agreement are valid and binding obligations of each Seller, enforceable in accordance with their respective terms.

          (c) The admission of Buyer as a Member and the sale, transfer and assignment of the Subject Membership Interests to Buyer by each Seller as contemplated herein have been approved by all of the Members of the Company in accordance with the terms of the Operating Agreement (including, without limitation, the terms of SECTION 5.5, SECTION 6.1 and ARTICLE 7 thereof) and no other consents or approvals of any governmental authority or other Person are required in connection with the sale, transfer and assignment of the Subject Membership Interests to Buyer or admission of Buyer as a Member pursuant to this Agreement.

          (d) The execution of this Agreement and the sale, transfer and assignment of the Subject Membership Interests to Buyer pursuant to this Agreement will not (i) violate, conflict with or result in a default under any contract or obligation to which the Company or any Seller is a party or by which any of them or their respective assets are bound, or any provision of the Operating Agreement; (ii) cause the creation of any Lien upon any of the assets of the Company or any Seller; (iii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company or any Seller; (iv) except as set forth in SCHEDULE 2.2(d)(iv) hereto, require from the Company or any Seller any notice to, declaration or filing with any governmental authority or other third party; or (v) except as set forth in
SCHEDULE 2.2(d)(v) hereto, constitute a violation of, accelerate any obligation under, or give rise to a right of revocation or termination of, any agreement or Permit to which the Company is a party or by which the Company is bound.

      2.3 CAPITALIZATION; OWNERSHIP.

          (a) The Sellers own (beneficially and of record) and have the sole unrestricted right, subject to the terms of the Operating Agreement, to sell the Subject Membership Interests,



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free and clear of all Liens. Upon transfer to Buyer by the Sellers of the
Subject Membership Interests, Buyer will have good and marketable title to the Subject Membership Interests, free and clear of all Liens. Except as provided in the Operating Agreement, no Seller is a party to any, and, to the Sellers' Knowledge, there are no, agreements, written or oral, relating to the acquisition, disposition or voting of the securities of the Company. Effective as of the Closing Date, by virtue of the transfer of the Subject Membership Interests to Buyer, without taking into consideration the transactions contemplated by the Other Member's Purchase Agreement, Buyer shall become a Member of the Company with 76.5 Points and a Sharing Ratio of 76.5% and Buyer shall have all of the preferences and rights of a Member set forth in the Operating Agreement, including without limitation, Economic Rights and Voting Rights commensurate with a 76.5% ownership interest in the Company, the right to receive information about the Company and any other rights of a Member under the Act.

          (b) As of the date hereof, the authorized and outstanding Membership Interests of the Company are held beneficially and of record by the Persons set forth on SCHEDULE 2.3A hereof, and the Points of each Member are as set forth on
SCHEDULE 2.3B hereof. Except as contemplated under this Agreement, there are no outstanding securities of the Company or any subscriptions, options, warrants, agreements, arrangements or commitments of any kind for or relating to the issuance or sale of, or outstanding securities convertible into or exchangeable for, any securities of the Company. The Company has no obligation to purchase, redeem, or otherwise acquire any of its equity interests or any interests therein, except as provided in the Governing Documents.

          (c) All Membership Interests have been offered, issued, sold and delivered in material compliance with all applicable federal and state securities laws and not in violation of any preemptive rights. The relative rights, preferences, provisions, qualifications, limitations and restrictions in respect of the Membership Interests are as set forth in the Governing Documents and the Act.

          (d) Except as set forth in the Operating Agreement, there are no (a) preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's securities, including Membership Interests, and (b) no documents, instruments or agreements, written or oral, relating to the acquisition, disposition or voting of the Company's securities, including Membership Interests, or restrictions on the transfer of the Company's securities, including Membership Interests.

      2.4 ABSENCE OF UNDISCLOSED LIABILITIES. The Sellers have delivered to Parent an unaudited balance sheet of the Company as of January 9, 2003, a copy of which is attached hereto as EXHIBIT B (the "BALANCE SHEET"). The Balance Sheet has been prepared in accordance with accounting principles generally accepted in the United States and fairly and accurately presents in all material respects the financial position of the Company as of the date thereof. Except as set forth in the Balance Sheet or in SCHEDULE 2.4, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or material liabilities for Taxes due or to become due, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities and obligations incurred in the ordinary course of business consistent with past practice. Since the date of the Balance Sheet, no event or series of events have occurred which have had or are reasonably likely to have a Material Adverse Effect. Following the date of the execution of this Agreement, Buyer and Parent shall assume and be responsible for all costs,



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expenses and liabilities of the Company incurred, after such date, in the ordinary course of business consistent with past practice; PROVIDED that any such costs, expenses and liabilities to be so assumed by Buyer and Parent in excess of US$10,000.00 shall be subject to prior written approval by Parent.

      2.5 TITLE TO PROPERTIES. The Company has good, valid and marketable title to all of the assets used or held for use in, or which are necessary to conduct the business of the Company as currently conducted, free and clear of all Liens, except as set forth on SCHEDULE 2.5 hereto, and none of such assets is subject to any conditional sale agreement. There are no defaults by the Company, or, to the Sellers' Knowledge, by any other party, under any agreements that might interfere with the conduct of the Company's business as currently conducted.

      2.6 TAX MATTERS. The Company has timely and properly filed all federal, state, local and foreign Tax returns required to be filed by it through the date hereof, and has paid or caused to be paid all Taxes required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due. The Company has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, customer, creditor, member, or other third party. For all periods since its inception, the Company has been classified as a partnership for Federal income Tax purposes, and has taken all action necessary to ensure that it is taxed as a partnership for Federal and state income Tax purposes. All required Tax returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. No governmental entity has proposed (tentatively or definitively), asserted or assessed or, to the Sellers' Knowledge, threatened to propose or assert, any deficiency, assessment or claim for Taxes, and, to the Sellers' Knowledge, there is no basis for any such delinquency, assessment or claim; and none of the Company, any Seller, or any other Member of the Company has executed any waiver of the statute of limitations for the assessment or collection of any Tax with respect to the Company or its operations. In the event it is necessary for the Company to file a final Tax return with respect to the period the Company was owned by the Sellers, Parent and Buyer agree to cooperate with respect to any information needed for such filing.

      2.7 LITIGATION. With the exception of proceedings specifically relating to the Pending Permits (as defined below) and except as otherwise set forth in SCHEDULE 2.7 hereto, there is no action, claim, litigation or governmental or administrative proceeding or investigation pending or, to the Sellers' Knowledge, threatened (i) against the Company, (ii) affecting the properties or assets of the Company, (iii) as to matters relating to the Company, against any officer, director or member or key employee of the Company, or (iv) which might call into question the validity of, hinder the enforceability of, or otherwise restrict or limit the ability of any Seller to perform its obligations under this Agreement.

      2.8 ENVIRONMENTAL MATTERS. (i) No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed of, stored or treated by the Company and (ii) to the Seller's Knowledge, no hazardous wastes, substances or materials, or oil or petroleum products have ever been released, discharged, disposed of, placed or stored under or upon any real property ever owned, leased or operated by the Company. The Company has complied with all applicable Environmental Laws (as defined below). Except for proceedings and information requests specifically relating to the Pending Permits, there is no pending or, to the Sellers' Knowledge, threatened civil or criminal litigation,



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written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity, relating to any Environmental Law involving the Company or any of its assets. To the Sellers' Knowledge, the applications for the Pending Permits (copies of which have been delivered to Buyer and Parent) set forth all environmental audits or assessments undertaken by or on behalf of the Company or any governmental agency with respect to the Company or its assets, employees, facilities or properties, the results of groundwater and soil testing, the results of underground fuel, water or waste tank tests and soil samples, and written communications with Federal, state or local governments on environmental matters. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation, the Comprehensive
Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, and any statute, regulation or order pertaining to (i) the treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wildlife, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) the health and safety of employees and other Persons; and
(viii) the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this SECTION 2.8, the terms "release" and "environment" shall have the meanings set forth in CERCLA.

      2.9 PERMITS; COMPLIANCE WITH LAWS. The Company has obtained the
Permits set forth on SCHEDULE 2.9A (the "ISSUED PERMITS") and all such Issued Permits are valid and in full force and effect, subject to appeal under applicable laws and regulations after the date hereof. The Company has duly applied for the Permits set forth on SCHEDULE 2.9B ("PENDING PERMITS"). Except for the Issued Permits and the Pending Permits, to Seller's Knowledge, no other Permits are necessary to conduct the business of the Company as currently conducted or as proposed to be conducted, except as set forth on SCHEDULE 2.9C. The Company is in material compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, including, without limitation, the rules and regulations of the Securities and Exchange Commission and the Environmental Protection Agency. Except for requests for information, notices and inquiries specifically relating to the Issued Permits and the Pending Permits, the Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

      2.10 REAL ESTATE. SCHEDULE 2.10 sets forth an accurate, correct and complete list of each parcel of real property owned by the Company (the "REAL ESTATE"), including a street address, complete legal description and a list of all contracts and agreements, oral or written, relating to or affecting the Real Estate or any interest therein. The Sellers have delivered to Parent accurate, correct and complete copies of all such contracts and agreements. The



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Company is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, marketable and insurable title in fee simple absolute to, and is in possession of, all Real Estate which it purports to own. Neither the whole nor any portion of any Real Estate or any real property leased, occupied or used by the Company (the "LEASED REAL ESTATE") has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received by any Seller or the Company. To the Sellers' Knowledge, no such condemnation, requisition or taking is threatened or contemplated. To the Sellers' Knowledge, there are no public improvements which may result in special assessments against or otherwise affecting the Real Estate. To the Sellers' Knowledge, no fact or condition exists which could result in the termination or impairment of access to the Real Estate or the Leased Real Estate or discontinuation of sewer, water, electric, gas, telephone, waste disposal or other utilities or services to the extent such utilities currently exist at the Real Estate. The Sellers have delivered to Parent complete copies of all existing title insurance policies, title reports, and surveys, with respect to each parcel of Real Estate. To the Sellers' Knowledge, the Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of the Real Estate or the Leased Real Estate, nor has it received any notice of such violation.

      2.11 REAL ESTATE LEASES. SCHEDULE 2.11 sets forth an accurate, correct and complete list of all real property leased or subleased by the Company, including identification of the lease or sublease, street address, legal description and list of contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real property or any interest therein to which the Company is a party or by which any of its interests in real property is bound (the "REAL ESTATE LEASES"). The Company has been in peaceable possession of the premises covered by each Real Estate Lease since the commencement of the original term of such lease, and is not in default of, and to the Seller's Knowledge no other party thereto is in default of, any such lease. Each Seller has delivered to Parent accurate, correct and complete copies of each Real Estate Lease and copies of existing title insurance policies, title reports, surveys, environmental audits and similar reports, if any, for the real property subject to the Real Estate Leases.

      2.12 BROKER'S OR FINDER'S FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by any Seller or the Company in connection with the transactions contemplated hereby.

      2.13 INVESTMENT STATUS. Each Seller represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. Each Electing Seller represents that it is acquiring such Stock Consideration for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration statement or an available exemption under applicable law. Each Electing Seller acknowledges that such securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. Each Electing Seller (a) has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding the merits and risks of an investment in Parent, (b) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in Parent and (c) is able to bear the economic risk of its investment in Parent and the Stock Consideration in that, among other factors, such Electing Seller can afford to hold the Stock Consideration for an



                                       7
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indefinite period and can afford a complete loss of its investment in Parent.
Each Seller is a resident of the state set forth on SCHEDULE 2.13 hereto and the offer and sale of the Stock Consideration to each such Seller will take place in such state.

      Each Seller understands that because the Stock Consideration has not been registered under the Securities Act or securities or "blue sky" laws of any jurisdiction, none of the Stock Consideration may be sold unless such Stock Consideration is subsequently registered under the Securities Act or exemptions from such registration are available. Each Seller acknowledges and understands that it has no independent right to require Parent to register the Stock Consideration. Each Seller understands that the certificate(s) representing the Stock Consideration will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws):

            "THE SHARES REPRESENTED HEREBY MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

SECTION 3 REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer and Parent, jointly and severally, hereby represent and warrant to the Sellers as of the date hereof:

      3.1 INVESTMENT STATUS. Parent represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. Buyer represents that it is purchasing the Subject Membership Interests for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration statement or an available exemption under applicable law. Buyer acknowledges that such securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. Buyer (a) has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding the merits and risks of an investment in the Company, (b) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in the Company and (c) is able to bear the economic risk of its investment in the Company and the Subject Membership Interests in that, among other factors, Buyer can afford to hold the Subject Membership Interests for an indefinite period and can afford a complete loss of its investment in the Company.

      3.2 AUTHORITY. Each of Buyer and Parent represents that it has full right, authority and power under its charter and by-laws to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Buyer and/or Parent pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by Buyer and/or Parent of this Agreement and each such other agreement, document and instrument have been




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duly authorized by all necessary action under their respective charter and by-laws. This Agreement and each agreement, document and instrument executed and delivered by Buyer and/or Parent pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer and/or Parent, as applicable, enforceable in accordance with their respective terms.

      3.3 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or registered to do business as a foreign corporation in Florida and in each jurisdiction in which the failure to be so qualified might call into question the validity of, hinder the enforceability of, or otherwise restrict or limit the ability of Buyer to perform its obligations under this Agreement. Parent is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.

      3.4 SEC REPORTS. Parent has filed all forms and reports required to be filed with the SEC since December 31, 2001 pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all rules and regulations promulgated thereunder. All such forms and reports filed with the SEC since December 31, 2001 have been prepared and filed on a timely basis in accordance with the applicable requirements of the Exchange Act, and all rules and regulations promulgated thereunder, and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein or in light of the circumstances under which they were made, not misleading.

      3.5 BROKER'S OR FINDER'S FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Buyer or Parent in connection with the transactions contemplated hereby.

      3.6 LITIGATION. There is no action, claim, litigation or governmental or administrative proceeding or investigation pending or, to Buyer's or Parent's knowledge, threatened against Buyer or Parent which might call into question the validity of, hinder the enforceability of, or otherwise restrict or limit the ability of Buyer or Parent to perform its obligations under this Agreement.

SECTION 4 CLOSING CONDITIONS OF BUYER. Buyer's obligation to purchase and Buyer's and Parent's obligation to pay for the Subject Membership Interests at the Closing, and Parent's obligation to issue the Stock Consideration, shall be subject to the fulfillment to Parent's satisfaction, or the waiver by Parent, on or before the Closing Date of the following conditions:

      4.1 REPRESENTATIONS, WARRANTIES, COVENANTS. The representations and warranties of the Sellers contained in this Agreement shall be, if specifically qualified by materiality or Material Adverse Effect, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the Closing Date shall have been complied with in all material respects. The Sellers shall have delivered to Buyer and Parent a certificate, executed by each of the Sellers, dated the Closing Date to the foregoing effect.

      4.2 SUBJECT MEMBERSHIP INTERESTS. Each Seller shall have delivered to Buyer and Parent instruments in form and substance satisfactory to Buyer and Parent evidencing (a) the sale, transfer and assignment of the Subject Membership Interests to Buyer, and properly vesting in Buyer title to, and ownership of, the Subject Membership Interests free and clear of all Liens and
(b) admission of Buyer as a Member of the Company owning 76.5 Points, representing a Sharing Ratio of 76.5%.

      4.3 AUTHORIZATION. The Sellers shall have delivered to Buyer and Parent written consents of each of the Members of the Company permitting the sale, transfer and assignment of the Subject Membership Interests to Buyer and the admission of Buyer as a Member of the Company.

      4.4 PURCHASE AGREEMENT. The transactions contemplated under the Other Member's Purchase Agreement shall have been consummated such that Buyer shall own Membership Interests in the Company representing 100 Points with a Sharing Ratio of 100%.

      4.5 AMENDED OPERATING AGREEMENT. An Amendment to the Operating
Agreement shall have been duly executed by each Member in order to admit Buyer as a Member of the Company and set forth the Points and Sharing Ratio of Buyer as the sole Member and to effect the resignation of the Sellers' and the Other Member's designees to the Company's Management Committee, such Amendment to be in form and substance satisfactory to Parent in its sole discretion.

      4.6 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, no event or series of events shall have occurred which has or is likely to have a Material Adverse Effect.

      4.7 OPINION OF COUNSEL. Buyer and Parent shall have received an opinion of counsel to the Sellers, dated the Closing Date, in form and substance reasonably satisfactory to Parent.

      4.8 COMPLIANCE WITH LAW. The sale of the Subject Membership Interests to Buyer shall be in conformity with all applicable state and federal securities laws.

      4.9 NO ORDERS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing or any of the other transactions contemplated hereby shall be in effect.

      4.10 CONSENTS. Buyer and Parent shall have obtained all authorizations, consents and approvals of third parties, governments and governmental agencies required for them to consummate the transactions contemplated hereby, including, without limitation, all consents required under applicable federal and state securities laws, and the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, each of which are set forth in SCHEDULE 4.10 hereto (collectively, the "BUYER CONSENTS AND APPROVALS").

      4.11 COUNTY WAIVER. The County of Osceola (the "COUNTY") shall have waived in writing its right of first refusal as set forth in SCHEDULE 2.2(d)(v) hereto with respect to the transactions contemplated hereby (the "RIGHT OF FIRST REFUSAL") or said Right of First Refusal shall have expired by its terms without exercise thereof by the County.

      4.12 ROYALTY AGREEMENT. The Company, the Sellers and the Other Member shall have entered into a Royalty Agreement, substantially in the form of EXHIBIT C hereto.

      4.13 EMPLOYMENT AGREEMENT. The Company and Timothy J. Salopek shall have entered into an Employment Agreement reflecting the terms set forth on EXHIBIT D hereto.

      4.14 BRONSONS LAND. The Company shall have reached definitive agreement with Bronsons to satisfy the Company's obligations under that certain Agreement for Exchange of Real Property dated as of August 2, 1999 by and between the Company and the Bronsons (the "BRONSONS AGREEMENT") (by exchange of the Partin real property described therein or other alternative real property available to the Company), upon satisfaction of which the Company shall acquire all right, title and interest, free and clear of all Liens, in the real property owned by Bronsons and identified in the Bronsons Agreement, under terms and conditions reasonably satisfactory to Parent (provided that it shall be presumed that in the event that the costs of satisfying the obligations do not exceed $300,000 the economic terms shall be deemed reasonable).

SECTION 5 CLOSING CONDITIONS OF SELLER. The Sellers' obligation to sell the Subject Membership Interests at the Closing shall be subject to the fulfillment to the Sellers' satisfaction, or the waiver by the Sellers, on or before the Closing Date of the following conditions:

      5.1 REPRESENTATIONS, WARRANTIES, COVENANTS. The representations and warranties of Buyer and Parent contained in this Agreement shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by Buyer and Parent on or before the Closing Date shall have been complied with in all material respects. Buyer and Parent shall have delivered to Sellers a certificate executed by each of them, dated the Closing Date, to the foregoing effect.

      5.2 PURCHASE PRICE. Parent shall have delivered to each Seller promissory notes for the Cash Consideration as specified in Section 1.1 hereof and shall have delivered to each Electing Seller, if any, instruments in form and substance satisfactory to such Electing Seller evidencing the Stock Consideration, in each case, in accordance with the terms and conditions of this Agreement.

      5.3 NO ORDERS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing or any of the other transactions contemplated hereby shall be in effect.

      5.4 COUNTY WAIVER. The County shall have waived in writing its Right of First Refusal or said Right of First Refusal shall have expired by its terms without exercise thereof by the County.

      5.5 ROYALTY AGREEMENT. The Company, the Sellers and the Other Member shall have entered into a Royalty Agreement, substantially in the form of EXHIBIT C hereto.

      5.6 RELEASE FROM MORTGAGE. The Sellers and their principals shall have been released at the Closing from their guarantees of the Company's mortgage loan from Southern Community Bank.

SECTION 6 COVENANTS OF SELLER

      6.1 NO SOLICITATION OF TRANSACTIONS; ASSISTANCE WITH OTHER MEMBERSHIP INTERESTS.

          (a) Each Seller covenants and agrees that it will not, directly or indirectly, and will instruct its investment bankers, attorneys, accountants and other advisers or representatives (collectively, the "REPRESENTATIVES") not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to effect a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any Representative retained by it to take any such action. For purposes of this Agreement, "COMPETING TRANSACTION" shall mean the occurrence of a transaction resulting in any of the following:
(i) the sale, assignment or other Transfer by any Seller of any Membership Interests (or interest therein) to any Person other than Buyer and/or Parent;
(ii) any Person other than Buyer and/or Parent becoming the beneficial owner, directly or indirectly, of any of the Membership Interests; (iii) the merger or consolidation of the Company with any other entity; or (iv) the sale or transfer (in one transaction or a series of related transactions) of all or substantial part of the assets of the Company.

          (b) A Seller shall promptly advise Parent in writing of any offer of a Competing Transaction, the material terms and conditions of such offer and the identity of the Person making such offer.

      6.2 ALL REASONABLE EFFORTS; AGREEMENT TO COOPERATE.

          (a) Each Seller shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining a waiver of the County's Right of First Refusal by no later than March 15, 2003, satisfying the condition to Closing set forth in SECTION 4.14 hereof, and obtaining all consents and approvals required under the Governing Documents.

          (b) Without limiting the generality of the foregoing, and notwithstanding anything in this Agreement to the contrary, each Seller shall use its commercially reasonable efforts to take or cause to be taken all action and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to obtain all Pending Permits and all consents, amendments or waivers required in connection with the transactions contemplated by this Agreement, including, without limitation, all necessary consents, approvals and authorizations as are required to be obtained under any federal or state law or regulation.

SECTION 7 TERMINATION

      7.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, pursuant to a written notice of such termination, as follows:

          (a) by mutual written consent of each of Parent and the Sellers;

          (b) by Parent upon a material breach of any representation, warranty, covenant or agreement on the part of any Seller set forth in this Agreement, or if any representation or warranty made by any Seller in this Agreement shall have become untrue or inaccurate in any material respect;

          (c) by the Sellers (i) upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer or Parent set forth in this Agreement, or if any representation or warranty made by Buyer or Parent in this Agreement shall have become untrue or inaccurate in any material respect, or
(ii) if the Closing has not occurred on or before March 31, 2003 due to the failure of Buyer and/or Parent to obtain the Buyer Consents and Approvals; and

          (d) by Parent in the event Sellers have not satisfied the condition to Closing set forth in SECTION 4.11 or SECTION 4.14 hereof on or before March 15, 2003.

      7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to SECTION 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Buyer or the Sellers, and all rights and obligations of each party hereto shall cease; PROVIDED that nothing herein shall relieve any party from liability for any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement prior to the date of termination; and PROVIDED FURTHER that nothing herein shall relieve the Sellers from their obligation to return the Deposit pursuant to the third sentence of SECTION 1.1(c), if applicable.

SECTION 8 INDEMNIFICATION

      8.1 INDEMNIFICATION BY SELLERS. The Sellers agree, subsequent to the Closing, to jointly and severally indemnify and hold harmless Buyer, Parent, the Company and their respective subsidiaries and affiliates and persons serving as managers, officers, directors, partners or employees of any of the foregoing (individually a "BUYER INDEMNIFIED PARTY" and collectively the "BUYER INDEMNIFIED PARTIES") from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in the investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant of the Sellers under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding arising from any breach of such representations, warranties or covenants.

      8.2 LIMITATIONS ON INDEMNIFICATION BY SELLERS. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under
SECTION 8.1 (other than with respect to a claim of fraud or intentional misrepresentation) shall be subject to the following provisions:

          (a) No indemnification shall be payable to a Buyer Indemnified Party with respect to any claim asserted pursuant to SECTION 8.1 after the eighteenth
(18th) month following the Closing Date (the "INDEMNIFICATION CUT-OFF DATE"); PROVIDED, HOWEVER, (i) the Indemnification Cut-Off Date for a claim of breach of the representations and warranties set forth in SECTION 2.6 shall be the applicable statute of limitations for such claim, (ii) the Indemnification Cut-Off Date for a claim of breach of the representations and warranties set forth in SECTION 2.8 shall be the earlier of the seventh (7th) anniversary of the Closing Date and the applicable statute of limitations for such claim, and
(iii) the limitation on indemnification set forth in this SECTION 8.2(a) shall not apply to a claim of breach of the representations and warranties set forth in SECTIONS 2.1, 2.2(a), 2.2(b), 2.2(c) and 2.3.

          (b) No indemnification shall be payable to any Buyer Indemnified Party, except to the extent that the total of all claims for indemnification pursuant to SECTION 8.1 exceeds $100,000 in the aggregate.

          (c) The maximum aggregate amount of indemnification payable pursuant to SECTION 8.1 to Buyer Indemnified Parties shall be the amount of the Total Consideration actually paid to the Sellers by Buyer or Parent.

      8.3 INDEMNIFICATION BY PARENT. Parent agrees to indemnify and hold the Sellers and their respective heirs and legal representatives (the "SELLER INDEMNIFIED PARTIES") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant of Parent and/or Buyer under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding arising from any breach of such representations, warranties or covenants.

      8.4 LIMITATION ON INDEMNIFICATION BY PARENT. Notwithstanding the foregoing, the right of Sellers to indemnification under SECTION 8.3 (other than with respect to a claim of fraud or intentional misrepresentation) shall be subject to the following provisions:

          (a) No indemnification shall be payable with respect to claims asserted pursuant to SECTION 8.3 after the eighteenth (18th) month following the Closing Date; PROVIDED, HOWEVER, that the limitation on indemnification set forth in this SECTION 8.4(a) shall not apply to a claim of breach of the representations and warranties set forth in SECTIONS 3.2 and 3.3 hereof.

          (b) No indemnification shall be payable pursuant to SECTION 8.3, except to the extent the total of all claims for indemnification pursuant to
SECTION 8.3 shall exceed US $100,000 in the aggregate.

          (c) The maximum aggregate amount of indemnification to be payable pursuant to SECTION 8.3 to the Seller Indemnified Parties shall be limited to the amount of the Total Consideration (to the extent due under this Agreement but unpaid by Buyer or Parent).

      8.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder promptly upon becoming aware of any such claim. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted. The failure to provide prompt notice as required by the preceding sentences shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within thirty (30) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes a non-third party indemnification claim within thirty (30) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to such claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense, and to compromise or settle such claim exercising reasonable business judgment. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at his or its own expense directly or through counsel; PROVIDED that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if such indemnified party shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

      8.6 SOLE AND EXCLUSIVE REMEDY. From and after the Closing, the sole and exclusive remedy of the parties hereto with respect to all monetary claims (other than a claim of fraud or intentional misrepresentation) relating to this Agreement or the transactions contemplated hereby shall be the indemnification provisions set forth in this SECTION 8; PROVIDED that the foregoing shall not limit the right of Buyer and/or Parent to enforce their rights for a breach by the Sellers of the covenants set forth in SECTION 6 hereof.

SECTION 9 GENERAL

      9.1 PUBLICITY. No party other than Parent or Buyer shall issue any press release or public announcement pertaining to this Agreement or the transactions contemplated hereby. The Sellers shall keep the terms and substance of this Agreement (including, without limitation, with respect to the payment terms), and the other agreements, instruments and documents to be entered into by and among the Sellers, Buyer and/or Parent in connection herewith or otherwise contemplated hereby, in confidence and will not disclose or communicate in any way any such information to any person or entity except as permitted by Parent in advance and in writing.

      9.2 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this
Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of each of the parties hereto.

      9.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Florida, without giving effect to conflict of laws principles thereof.

      9.4 SECTION HEADINGS AND GENDER. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

      9.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

      9.6 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or facsimile with confirmation of receipt by the receiving machine, or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) business days after being sent by overnight delivery providing receipt of delivery, to the following addresses (or at such other address designated a party to the other party in writing):

            if to a Seller, at such Seller's address as set forth on SCHEDULE A hereto.

            if to Parent or Buyer:

                  Capital Environmental Resources Inc.
                  1005 Skyview Drive, Suite 221
                  Burlington ON, Canada L7P 5B1
                  Attn: General Counsel
                  FAX:  (905) 319-9050

            with a copy to:

                  McDermott, Will & Emery
                  600 13th Street, N.W.
                  Washington, D.C.  20005
                  Attn: Karen A. Dewis, Esq.
                  FAX:  (202) 756-8087

      9.7 JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

          (a) Each of the parties to this Agreement hereby agrees that the state and federal courts of the State of Florida shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement, and all documents, instruments and agreements executed pursuant hereto, or to any matter arising hereunder (unless otherwise expressly provided for herein or therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by any of the other parties hereto in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. Each of the parties waives any claim that Florida is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this SECTION 9.7 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

          (b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this SECTION 9.7.

      9.8 REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance in the federal or state courts in State of Florida (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

      9.9 ENTIRE AGREEMENT; INTEGRATION. This Agreement, including the exhibits, schedules, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      9.10 SECTION 1031 EXCHANGE. So long as the Closing shall not be delayed thereby and no additional expense shall be incurred by Buyer and/or Parent, should any of the Sellers desire to structure a portion of this transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, provided that such Section can be properly applied to the transaction contemplated hereby, Buyer agrees to cooperate fully in such endeavor.

      9.11 ASSIGNMENT. No party may assign its right or obligations under this Agreement (by operation of law or otherwise). Notwithstanding the foregoing, (i) a Seller may assign its right to receive payment of the Cash Consideration (but not any Stock Consideration) to his spouse, or his ancestors, descendents or siblings (each, a "FAMILY MEMBER"), to a trust of which such Seller is the settlor and a trustee for the benefit of such Seller or his Family Members, to such Seller's heirs, executors or administrators or to a trust for the benefit of such Seller or his Family Members, under his will (collectively, the "PERMITTED TRANSFEREES"), provided that any such Permitted Transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (ii) Parent or Buyer may assign its rights and obligations under this Agreement to any person or entity without the consent of the Sellers.

SECTION 10 DEFINITIONS

      Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

      "ACT" means Chapter 1705 of the Ohio Revised Code and any successor statute, as amended from time to time.

      "LIEN" means any lien, claim, option, charge, pledge, mortgage, security interest, voting agreement, trust, encumbrance, right or restriction of any nature.

      "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the properties, assets, business or condition (financial or otherwise) of the Company. Material Adverse Effect shall not include the denial or appeal of any Pending Permit.

      "PERMITS" means any franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges.

      "PERSON" means any individual, association, corporation, partnership, limited liability company, joint venture, estate, trust or unincorporated organization or any government or any agency or political subdivision thereof including, without limitation, any partner, officer, stockholder, director, member or employee of such Person.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLERS' KNOWLEDGE," "KNOWLEDGE OF THE SELLERS" (or words of similar import) means receipt of notice by, or actual or constructive knowledge of, any Seller after due inquiry.

      "SUBSIDIARY" means any corporation more than fifty percent (50%) of the outstanding voting securities of which, or any partnership, joint venture or other entity more than fifty percent (50%) of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company.

      "TAXES" means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

      "TRANSFER" means any direct or indirect transfer, donation, sale, assignment, or other disposal or attempted disposal of all or any portion of Membership Interests.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                SELLERS:

                                TDCOM LLC

                                By: /s/ Thomas J. Danis
                                   ---------------------------------
                                   Name:  Thomas J. Danis
                                   Title: Chairman and CEO

                                  /s/ Timothy J. Salopek
                                 ------------------------------------
                                 TIMOTHY J. SALOPEK


                                 HMB LLC

                                 By: /s/ Stephen Miles, Jr.
                                    ---------------------------------
                                    Name:  Stephen Miles, Jr.
                                    Title: Manager


                                 CKK HOLDINGS, LLC

                                 By: /s/ Kris Creeden
                                    ---------------------------------
                                    Name:  Kris Creeden
                                    Title: Member


                                 PARENT:

                                 CAPITAL ENVIRONMENTAL RESOURCE INC.

                                 By:  /s/ David Sutherland-Yoest
                                     ---------------------------------
                                     Name:  David Sutherland-Yoest
                                     Title: Chairman and Chief Executive Officer

                                 BUYER:

                                 OMNI WASTE, INC.

                                 By:  /s/ David Sutherland-Yoest
                                     ---------------------------------
                                     Name:  David Sutherland-Yoest
                                     Title: President

                [Signature Page to Other Members' Purchase Agreement]

                       AMENDMENT TO PURCHASE AGREEMENT

      THIS AMENDMENT TO PURCHASE AGREEMENT (the "AMENDMENT") dated as of April 1, 2003 amends that certain Purchase Agreement (the "PURCHASE AGREEMENT") dated January 14, 2003 by and among the undersigned parties named under the heading "Sellers" on the signature page hereto (collectively, the "SELLERS"), Capital Environmental Resource Inc., an Ontario (Canada) corporation ("PARENT"), and Omni Waste, Inc., a Delaware corporation ("BUYER"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      WHEREAS, the parties hereto desire to amend the Purchase Agreement to modify the amount and form of the consideration to be paid to the Sellers by Buyer and Parent and the timing of the Closing.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Purchase Agreement is hereby amended by striking in its entirety
Section 1.1 thereof and replacing such Section with the following:

            "1.1  PURCHASE AND SALE.

                  (a) Upon the terms and subject to the conditions contained herein, and in reliance on the representations, warranties, covenants, terms and conditions of this Agreement, the Sellers shall sell, transfer and assign to Buyer the Subject Membership Interests free and clear of all Liens, and shall cause Buyer to be admitted as a Member of the Company with 76.5 Points and a Sharing Ratio of 76.5% (without giving effect to the transactions contemplated by the Other Member's Purchase Agreement), for an aggregate cash purchase price of fifty-five million eight hundred twenty-five thousand United States dollars (US $55,825,000) (the "TOTAL CONSIDERATION" or "CASH CONSIDERATION"), payable PRO RATA to the Sellers based on the Sellers' respective Points as set forth on SCHEDULE A hereto."

                  (b) Upon execution and delivery of this Agreement by Sellers,
            Parent shall pay (on behalf of Buyer) a deposit of five million United States dollars (US $5,000,000.00) (the "FIRST DEPOSIT") to the Sellers PRO RATA based on the Sellers' respective Points."

      2. The Purchase Agreement is hereby amended to remove any and all references to "Stock Consideration" and any provisions applicable thereto, and to change the references to "Stock Consideration" or issuance thereof shall refer to the "Cash Consideration" and the payment thereof. Further, any references to the payment of the Cash Consideration in the form of a promissory note shall be amended to refer to the payment of the Cash Consideration in cash.

      3. The Purchase Agreement is hereby amended by striking in its entirety
Section 1.2 thereof and replacing such Section with the following:

            "1.2 CLOSING. The purchase and sale of the Subject Membership Interests (the "CLOSING") shall take place, subject to the satisfaction or waiver of all of the conditions to closing set forth in Sections 4 and 5 hereof, at 2:00 p.m. EST on or prior to May 1, 2003 or such other date as the parties may mutually agree (the "CLOSING DATE") at the offices of McDermott, Will & Emery, 201 South Biscayne Boulevard, 22nd Floor, Miami, Florida 33131-4336. At the Closing, the Sellers shall deliver instruments evidencing the transfer of the Subject Membership Interests to Buyer in consideration of the payment by Buyer (or Parent on behalf of Buyer) of the Cash Consideration in accordance with the terms and conditions set forth in Section 1.1 hereof."

      4. The Purchase Agreement is hereby amended as follows:

            (a) by replacing the reference to "March 31, 2003" in Section 7.1(c)(ii) thereof with "May 1, 2003";

            (b) by replacing the reference to "March 15, 2003" in Section 7.1(d) thereof with "May 1, 2003"; and

            (c) by deleting the second proviso of Section 7.2 of thereof.

      5. In consideration of the execution and delivery of this Amendment by the Sellers, Buyer (or Parent on behalf of Buyer) shall pay, on April 1, 2003, an additional deposit of five million United States dollars (US $5,000,000.00) (the "SECOND DEPOSIT," together with the First Deposit, the "DEPOSIT") to the Sellers PRO RATA based on the Sellers' respective Points by wire transfer of immediately available funds to an accounts designated by the Sellers. If the Closing occurs, the Deposit shall be applied toward the Total Consideration payable by Buyer pursuant to Section 1.1(a) of the Purchase Agreement (as amended by this Amendment). Upon any termination of the Purchase Agreement pursuant to Section 7.1(d) thereof (as amended by this Amendment), the Deposit shall be returned to Buyer by the Sellers within five (5) business days after the effective date of termination. If the Purchase Agreement is terminated pursuant to Section 7.1(a),
Section 7.1(b) or Section 7.1(c) thereof, the Deposit shall be considered non-refundable and shall be and remain the property of Sellers, free of any claim, right, title or interest of Buyer or Parent. Notwithstanding any provision to the contrary in the Purchase Agreement (as amended by this Amendment), the termination of the Purchase Agreement shall not relieve the Sellers from their obligation to return the Deposit in accordance with the foregoing provisions of this Section 5.

      6. The parties hereto acknowledge and agree that the Total Consideration set forth in Section 1.1 of the Purchase Agreement (as amend by this Amendment) reflects a reduction of the purchase price otherwise payable to the Sellers by $50,000, which represents the amount in excess of $300,000 payable to Bronsons in order to satisfy the condition to Closing set forth in Section 4.14 of the Purchase Agreement.

      7. The parties hereto acknowledge and agree that the condition to Closing set forth in Section 4.11 of the Purchase Agreement has been fully satisfied.

      8. Except as otherwise set forth herein, all other terms and conditions of the Purchase Agreement shall remain in full force and effect. The Purchase Agreement, including the exhibits, schedules, documents and instruments referred to therein, as amended by this Amendment, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof and hereof.

      9. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof. This Amendment may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Amendment may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.





                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                    SELLERS:

                                    TDCOM LLC


                                    By: /s/ Thomas J. Danis
                                       ---------------------------------
                                       Name:  Thomas J. Danis
                                       Title: Chairman and CEO

                                     /s/ Timothy J. Salopek
                                    ------------------------------------
                                    TIMOTHY J. SALOPEK


                                    HMB LLC


                                    By: /s/ Stephen Miles, Jr.
                                       ---------------------------------
                                       Name:  Stephen Miles, Jr.
                                       Title: Manager


                                    CKK HOLDINGS, LLC


                                    By: /s/ Charles W. Creeden
                                       ---------------------------------
                                       Name:  Charles W. Creeden
                                       Title: Manager


                                    PARENT:

                                    CAPITAL ENVIRONMENTAL RESOURCE INC.


                                    By:  /s/ Thomas E. Durkin
                                        ---------------------------------
                                        Name:  Thomas E. Durkin III
                                        Title: EVP and General Counsel

                                    BUYER:

                                    OMNI WASTE, INC.


                                     By:  /s/ Thomas E. Durkin
                                         ---------------------------------
                                         Name:  Thomas E. Durkin III
                                         Title: EVP and General Counsel

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

      THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (the "AMENDMENT") dated as of May 1, 2003 amends that certain Purchase Agreement (as amended to date, the "PURCHASE AGREEMENT"), dated January 14, 2003, by and among the undersigned parties named under the heading "Sellers" on the signature page hereto (collectively, the "SELLERS"), Capital Environmental Resource Inc., an Ontario (Canada) corporation ("PARENT"), and Waste Services, Inc., a Delaware corporation (f/k/a Omni Waste, Inc. "BUYER"), as amended on April 1, 2003. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      WHEREAS, the parties hereto desire to amend the Purchase Agreement to extend the timing of the Closing.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Purchase Agreement is hereby amended by striking in its entirety
Section 1.2 thereof and replacing such Section with the following:

            "1.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing set forth in Sections 4 and 5 hereof, the purchase and sale of the Subject Membership Interests (the "CLOSING") shall take place at 5:00 p.m. Eastern Time on May 6, 2003 or such other date as the parties may mutually agree (the "CLOSING DATE") at the offices of McDermott, Will & Emery, 201 South Biscayne Boulevard, 22nd Floor, Miami, Florida 33131-4336. At the Closing, the Sellers shall deliver instruments evidencing the transfer of the Subject Membership Interests to Buyer in consideration of the payment by Buyer (or Parent on behalf of Buyer) of the Cash Consideration in accordance with the terms and conditions set forth in Section 1.1 hereof."

      2. The Purchase Agreement is hereby amended as follows:

            (a) by replacing the reference to "May 1, 2003" in Section 7.1(c)(ii) thereof with "May 6, 2003"; and

            (b) by replacing the reference to "May 1, 2003" in Section 7.1(d) thereof with "May 6, 2003".

      3. Except as otherwise set forth herein, all other terms and conditions of the Purchase Agreement shall remain in full force and effect. The Purchase Agreement, including the exhibits, schedules, documents and instruments referred to therein, as amended by this Amendment, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof and hereof.

      4. The parties hereto agree and acknowledge that the sole purpose of this Amendment is to change the Closing Date under the Purchase Agreement and that this Amendment does not otherwise constitute a waiver of either parties' rights or obligations thereunder.

      5. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof. This Amendment may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Amendment may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.





                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                    SELLERS:

                                    TDCOM LLC


                                   By: /s/ Gregory L. McCann
                                      ---------------------------------
                                      Name:  Gregory L. McCann
                                      Title: President

                                    /s/ Timothy J. Salopek
                                   ------------------------------------
                                   TIMOTHY J. SALOPEK


                                   HMB LLC


                                   By: /s/ Stephen Miles, Jr.
                                      ---------------------------------
                                      Name:  Stephen Miles, Jr.
                                      Title: Manager


                                   CKK HOLDINGS, LLC


                                   By: /s/ Charles W. Creeden
                                      ---------------------------------
                                      Name:  Charles W. Creeden
                                      Title: Manager


                                   PARENT:

                                   CAPITAL ENVIRONMENTAL RESOURCE INC.


                                   By: /s/ David Sutherland-Yoest
                                      ---------------------------------
                                   Name:  David Sutherland-Yoest
                                   Title: Chief Executive Officer

                                   BUYER:

                                   WASTE SERVICES, INC.


                                   By: /s/ David Sutherland-Yoest
                                      ---------------------------------
                                   Name:  David Sutherland-Yoest
                                   Title: President